SETTLEMENT ACCOMMODATION AGREEMENT
[Including Stock Disposition And Release Provisions]

This SETTLEMENT ACCOMMODATION AGREEMENT [Including Stock Disposition And Release Provisions] (this "**Agreement**") is entered into on July 22, 2020, by and between the following:

SHARING SERVICES GLOBAL CORPORATION, a Nevada corporation and its subsidiaries (collectively, "**SHRG**");

BEAR BULL MARKET DIVIDENDS, INC. A/K/A BULL BEAR MARKET DIVIDENDS, INC., a Nevada corporation ("**BBMD**") and KENYATTO MONTEZ JONES ("**Jones**") (collectively, BBMD and Jones are referred to as "**BBMD**"); and

MLM MAFIA, INC., a Nevada corporation ("**MMI**").

[Sometimes herein each of the foregoing are referred to in this Agreement as a "**Party**" and collectively as the "**Parties**"].

RECITALS:

WHEREAS, a dispute exists between SHRG and BBMD regarding: (i) the status of BBMD as a valid shareholder of SHRG and (ii) the ownership, operation, management and control of SHRG, all of which is the subject of various pending lawsuits in the State of Nevada (the "**SHRG-BBMD Disputes**");

WHEREAS, MMI is willing to facilitate a resolution of the SHRG-BBMD Disputes pursuant to the terms of various agreements with SHRG and BBMD, including this Agreement;

WHEREAS, the Parties agree that VStock Transfer, LLC, a California limited liability company based in Woodmere, New York ("**VST**") shall act as the escrow, transfer and clearing agent for the transactions described in this Agreement; and

WHEREAS, the purpose and effect of this Agreement is to document: (i) the full and final resolution of the SHRG-BBMD Disputes and (ii) various additional agreements regarding ancillary actions to be taken in order to facilitate the resolution of such disputes.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the Recitals set out above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

KMJ

1. AGREEMENTS REGARDING TRANSFER AND OWNERSHIP OF SHRG STOCK BY BBMD.

1.1 THE DISPUTED STOCK. The Parties agree that BBMD shall, immediately upon full execution of this Agreement, deliver and surrender to VST all stock certificates representing the aggregate of 25 Million shares of SHRG stock (the "**Stock Certificates**"), denominated in the following allotments:

(i)	Common Stock-Class B:	2,500,000 shares
(ii)	Preferred Stock-Series B:	2,500,000 shares
(iii)	Preferred Stock-Series A:	20,000,000 shares

[All of the stock described in this Section 2.1 (i), (ii) and (iii), shall be referred to in this Agreement as the "**Disputed Stock**"].

1.2 BBMD ACTIONS. BBMD shall undertake all actions required by VST to: (i) surrender and relinquish to VST all evidence of ownership of the Disputed Stock (including but not necessarily limited to the Stock Certificates); (ii) effect the Stock Conversion (as described in Section 2.1 below) and (iii) otherwise consummate the transactions described in this Agreement.

1.3 REPRESENTATIONS AND WARRANTIES OF BBMD. BBMD represents and warrants to VST that:

(i) BBMD has full, complete and absolute title to, and the unrestricted right and power to transfer and deliver to VST the Disputed Stock and Stock Certificates as described in this Section 1.

(ii) The Disputed Stock and Stock Certificates are free and clear of all liens, encumbrances, claims, equities and liabilities of every nature, other than those which may be imposed by operation of state or federal securities laws or as asserted by SHRG.

(iii) The Disputed Stock and Stock Certificates are not the subject of any valid or existing agreement or court order, restricting: (aa) the transferability thereof or (bb) the actions described in this Agreement.

2. POST-TRANSFER PROTOCOLS REGARDING THE DISPUTED STOCK.

2.1 CONVERSION TO CLASS A COMMON STATUS. The Parties further agree that, upon completion of the transfer of the Disputed Stock by BBMD to VST, the entirety of the Disputed Stock shall be converted to Class A Common (voting) stock of SHRG with no other preferences or rights to the exclusion of any other owner of shares of SHRG stock. The purpose and effect of such conversion shall be to eliminate any and all preferences and enhanced rights of the Disputed Stock.

2.2 VST CONFIRMATION. Immediately upon receipt of the Disputed Stock, as described in Section 2.1 above, VST shall confirm to the Parties, in writing, that:

(i) the Stock Certificates have been received;

(ii) all of the Disputed Stock described in Section 1, above is represented by the Stock Certificates; and

(iii) BBMD has the full and unrestricted right, power and legal authority to: (aa) cause the conversion of such stock to Class A Common Stock status and (bb) to further effect a disposition of such stock as described in this Agreement.

2.3 VST CONVERSION CERTIFICATION. Upon the issuance of the confirmation described in Section 2.2 above, VST shall: (i) undertake all actions necessary to effect a conversion of the Disputed Stock into Class A Common Stock status; (ii) certify, in writing, to the Parties of the completion of such conversion and (iii) document such conversion status in the stock ledger (and other official records) of SHRG.

3. **MMI-BBMD STOCK PURCHASE TRANSACTION.**

3.1 MMI STOCK PURCHASE. Immediately upon the completion of the actions described in Section 2, above, MMI and BBMD shall consummate the purchase by MMI of 20 Million shares of the Disputed Stock (the "**MMI Stock**") at the purchase price of USD $0.0525 per share (the "**MMI Stock Purchase**"). The purchase price amount necessary to consummate the MMI Stock Purchase shall be delivered by MMI to VST, in good funds, for disbursement to BBMD as described in this Section 3.

3.2 ROLE OF VST. Immediately upon the consummation of the transactions described in Section 3.1, above, VST shall issue to MMI a Stock Certificate evidencing the transfer of 20 Million shares of Class A Common Stock of SHRG (in the name of such person or entity as MMI may so direct).

3.3 NOTICE TO SHRG. Upon the consummation of such purchase transaction by BBMD and MMI, VST shall deliver written notice to SHRG confirming same.

3.4 STOCK PURCHASE DOCUMENTATION. All other documentation evidencing such purchase transaction, as may be required by VStock or determined by MMI to be appropriate, shall be prepared by legal counsel for BBMD and MMI (and approved by legal counsel for VST and SHRG). A copy of such additional documentation shall be delivered to SHRG and VST for their respective review and comment, not less than, 48 hours prior to the execution thereof.

3.5 BBMD REPRESENTATIONS AND WARRANTIES. BBMD represents and warrants to MMI, VST and SHRG that:

(i) BBMD has full, complete and absolute title to, and the unrestricted right and full power to sell and deliver the MMI Stock so as to vest in MMI the sole ownership thereof.

(ii) The MMI Stock has been duly and validly issued and is free and clear of all liens, encumbrances, claims, equities and liabilities of every nature,

other than those which may be imposed by operation of state or federal securities laws or as asserted by SHRG.

(iii) The Disputed Stock (including the MMI Stock) and Stock Certificates are not the subject of any valid or existing agreement or court order, restricting: (i) the transferability thereof or (ii) the consummation of the actions described in this Agreement.

(iv) BBMD shall be solely responsible for all taxes and assessments of any nature or imposed by any governmental or quasi-governmental authority, wherever situated (any and all of the foregoing, the "**Taxing Authority**"), in connection with the MMI Stock Purchase.

(v) The MMI Stock Purchase transaction shall be fully, accurately and timely reported by BBMD to the applicable Taxing Authority.

(vi) BBMD shall fully and timely indemnify, defend and hold both MMI and SHRG harmless from all liability, claims, demands, assessments, levies and/or any other collection action of a Taxing Authority, arising out of or related to any fault or harm caused by BBMD related to the MMI Stock Purchase.

3.6 MMI REPRESENTATIONS AND WARRANTIES. MMI represents and warrants to SHRG, VST and BBMD as follows:

(i) The MMI Stock is being acquired by MMI solely for the purposes described in this Agreement.

(ii) No person or entity is entitled to any commission or finder's or broker's fees upon consummation of any of the transactions contemplated by this Agreement and MMI warrants that it will pay, defend or discharge any claim arising out of any action which results in the assertion of a finder's or broker's fee with respect to this Agreement.

(iii) MMI has been given an opportunity to examine such instruments, documents and other information relating to the MMI Stock Purchase as it has deemed necessary or advisable in order to make an informed decision relating to its purchase of the MMI Stock and its suitability as an investment.

(iv) MMI has been afforded an opportunity to ask all questions and to obtain any additional information necessary in order to verify the accuracy of the information furnished to it in connection with the MMI Stock Purchase and MMI has, in fact, asked all such questions and reviewed all such instruments, documents and other information as it has deemed necessary under the circumstances in connection with the purchase of the MMI Stock.

4. SHRG-MMI Stock Purchase Transaction.

4.1 SHRG Stock Purchase. Immediately upon consummation of the purchase transaction described in Section 3. above, SHRG shall purchase from MMI 17,500,000 shares of the MMI Stock (the "**Buy-Back Stock**") at the purchase price of USD $0.0514 per share (the "**SHRG Stock Buy-Back**"). The purchase price amount necessary to consummate the SHRG Stock Buy-Back shall be delivered by SHRG to VST, in good funds, for disbursement to MMI as described in this Section 4. The proceeds of such SHRG Stock Buy-Back transaction shall be immediately delivered to MMI by VST.

4.2 Role Of VST. VST shall serve as the escrow, closing and clearing agent for the SHRG Stock Buy-Back transaction. The shares of SHRG stock purchased by SHRG from MMI pursuant to the transactions described in this Section 4 shall, at SHRG's election: (i) be retired into treasury status; (ii) be deposited into SHRG's account or (iii) be held in a custodial account designated, in writing to VST, by SHRG.

4.3 Stock Purchase Documentation. Any other documentation evidencing such SHRG Stock Buy-Back transaction shall be prepared by legal counsel for SHRG (and approved by legal counsel for MMI and VST).

4.4 Other Agreements. SHRG and MMI reserve the right and shall in good faith enter into any other agreements (the "**Other Agreements**"), to facilitate the consummation of the transactions described herein. SHRG and MMI agree that in the event of a conflict between the terms of this Agreement and the terms of other Agreements, the terms and provisions of the Other Agreements shall govern and control.

4.5 Representations And Warranties Of MMI. MMI represents and warrants to SHRG, VST and BBMD as follows:

(i) MMI has full, complete and absolute title to, and the unrestricted right and full power to sell and deliver the Buy-Back Stock to SHRG so as to vest in SHRG the sole ownership thereof.

(ii) The Buy-Back Stock has been duly and validly issued and is free and clear of all liens, encumbrances, claims, equities and liabilities of every nature, other than those which may be imposed by operation of state or federal securities laws.

(iii) The Buy-Back Stock is not the subject of any valid or existing agreement restricting: (aa) the transferability thereof or (bb) the consummation of the transactions described in this Agreement.

(iv) MMI shall be solely responsible for all taxes and assessments of any nature or imposed by any governmental or quasi-governmental authority, wherever situated (any and all of the foregoing, the "**Taxing Authority**"), in connection with the SHRG Stock Buy-Back transaction.

(v) The SHRG Stock Buy-Back transaction shall be fully, accurately and timely reported to the applicable Taxing Authority.

(vi) MMI shall fully and timely indemnify, defend and hold both BBMD and SHRG harmless from all liability, claims, demands, assessments, levies and/or any other collection action of a Taxing Authority, arising out of or related to the SHRG Stock Buy-Back transaction.

4.6 REPRESENTATIONS AND WARRANTIES OF SHRG. SHRG represents and warrants to MMI, VST and BBMD that no person or entity is entitled to any commission or finder's or broker's fees upon consummation of the SHRG Stock Buy-Back transaction and that SHRG will pay, defend or discharge any claim arising out of the assertion or claim of a commission or finder's or broker's fee with respect to such transaction.

5. CONFIRMATION OF BBMD RETAINED STOCK.

5.1 NEW STOCK CERTIFICATE. Immediately upon consummation of the purchase transaction described in Section 2, above, VST shall issue to BBMD (or its designee) a stock certificate representing 5 Million shares of Common Class A (voting) stock of SHRG (the "**BBMD Retained Stock**") (without the obligation of the payment of any additional consideration other than the strict adherence by BBMD to the transactions and obligations set out in this Agreement).

5.2 STOCK LEDGER RECORDS. Such BBMD Retained Stock shall be reflected on the stock ledger records of SHRG as Class A Common (voting) stock of SHRG.

6. SPECIAL PROVISIONS REGARDING VST ACTIONS: TRANSFER PROTOCOLS.

6.1 ROLE OF ESCROW, TRANSFER AND CLEARING AGENT. VST shall serve as the escrow, closing and clearing agent for the SHRG stock transactions described in this Agreement. All fees and other charges imposed by VST in connection with the foregoing services shall be shared equally by SHRG, BBMD and MMI.

6.2 VST WRITTEN INSTRUCTIONS. This Agreement shall serve as the written instructions from the Parties to VST for the various SHRG stock transactions described herein, including the transfer of ownership of SHRG stock and the appropriate designations in the SHRG stock ledger.

6.3 ADDITIONAL ACTIONS. Each of the Parties agree to execute such further documents and undertake such further actions as may be warranted and/or appropriate in order to effect a proper and complete transfer of the SHRG stock as described herein and pursuant to all applicable laws, rules and regulations. Such actions shall expressly include, but not necessarily be limited to, the execution and delivery to VST of a "Securities Escrow Agreement" in the general form and content as set out on Exhibit "A", attached hereto.

6.4 ACKNOWLEDGEMENT OF TRANSFER AGENT STATUS. BBMD and MMI acknowledge and agree that VST is also the current stock transfer agent of SHRG.

7. SCOPE OF NON-DEROGATION RESTRICTIONS. From and after the Effective Date:

(i) MMI agrees not to say, publish or do any act or thing that disparages or casts SHRG and or BBMD in any unfavorable light, or which could result in injury to such Party's respective reputation.

(ii) BBMD, its Officers, Directors, key principals, shareholders and or management employees agree not to say, publish or do any act or thing that disparages or casts SHRG and or MMI in any unfavorable light, or which could result in injury to such Party's respective reputation.

(iii) SHRG, its Officers, Directors and management employees agree not to say, publish or do any act or thing that disparages or casts BBMD and or MMI in any unfavorable light, or which could result in injury to such Party's respective reputation.

8. INJUNCTIVE RELIEF.

8.1 GENERAL RIGHTS. In the event of a breach or threatened breach by a Party of the provisions of this Agreement, the other Parties shall be entitled to injunctive relief restraining such Party from (including, but not limited to, a temporary restraining order) such conduct.

8.2 BREACHING PARTY CONSENT. Such breaching Party hereby consents to any immediate injunctive relief (including but not limited to a temporary restraining order) sought by the non-breaching Parties in connection with the assertion of the breach of this Agreement.

8.3 NO LIMITATION. Nothing herein shall prohibit a non-breaching Party from pursuing any other remedy available to it for such breach or threatened breach, including the recovery of damages and attorneys' fees from the breaching Party.

9. NOTICE AND CURE.

9.1 CURE PERIOD. Notwithstanding any provisions in this Agreement to the contrary, no Party shall not be deemed to be in breach of this Agreement until the expiration of five (5) days after written notice to such Party by a Party of such breach (the "**Cure Period**").

9.2 FAILURE TO CURE. In the event that such Party fails to timely cure any properly noticed breach within the Cure Period, a non-breaching Party shall have all rights and remedies available under applicable law.

10. INDEMNITY AGREEMENTS. MMI and BBMD, jointly and severally, agree to promptly indemnify and hold any SHRG and its agents, representatives, attorneys, insurers, affiliated or parent companies and partnerships and/or other person(s) or entities acting on their behalf, harmless from any damages, losses or expenses, including attorneys' fees and court costs, related in any way to claims made by any person or entity making any claim by, through or under MMI and/or BBMD against SHRG under any theory of ownership, entitlement, subrogation,

indemnity, contribution, equitable allocation, apportionment, third-party beneficiary or any other theory relating to the transactions described in this Agreement.

11. <u>BBMD Release Of SHRG And Affiliates.</u>

11.1 <u>Full And Final Release</u>. In consideration of the accommodations made by SHRG herein and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged by BBMD and the BBMD Parties, upon the Effective Date of this Agreement, BBMD and the BBMD Parties, each on their own behalf and on behalf of any and all other related entities or persons claiming an interest in or through BBMD and the BBMD Parties related to the matters set forth above (including but not limited to Kenyatto Montez Jones), hereby forever and fully releases, acquits, and forever discharges SHRG, and its Officers, Directors, employees, distributors, predecessors, principals, parents, heirs, successors, assigns, subsidiaries, subsidiary affiliates, other affiliates, commonly controlled entities, companies, enterprises, ventures, independent contractors, partners, insurers, investors, accountants and attorneys (individually and collectively, the "**SHRG Parties**"), from any and all claims, demands, actions, causes of action, suits, liens, debts, obligations, promises, agreements, costs, damages, liabilities, and judgments of any kind, nature, or amount whether in law or equity, whether known or unknown, anticipated or unanticipated, liquidated or unliquidated, including any and all claimed or unclaimed compensatory damages, consequential damages, interest, costs, expenses and fees (including reasonable or actual attorneys' fees) which were or could have been raised in, arise out of, relate (directly or indirectly) to, any of the matters or transactions referenced in this Agreement (including but not limited to the SHRG-BBMD Disputes).

11.2 <u>Scope Of Released Parties</u>. The foregoing provisions of <u>Section 11.1</u> shall include SHRG, its subsidiaries, subsidiary affiliates, other affiliates, partners, agents and investors.

11.3 <u>Exception</u>. The foregoing provisions of <u>Section 11.1</u> shall not apply to any claims related to the breach of this Agreement.

11.4 <u>Definition</u>. The term "**BBMD Parties**" shall mean: (i) BBMD, and its Officers, Directors, employees, distributors, predecessors, principals, parents, heirs, successors, assigns, subsidiaries, affiliates, commonly controlled entities, companies, enterprises, ventures, independent contractors, partners, insurers, investors, accountants and attorneys and (ii) Kenyatto Montez Jones.

12. <u>SHRG Release Of BBMD And Affiliates.</u>

12.1 <u>Full And Final Release</u>. In consideration of the accommodations made by BBMD herein and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged by SHRG, upon the Effective Date of this Agreement, SHRG and the SHRG Parties on their own behalf and on behalf of any and all other related entities or persons claiming an interest in or through SHRG related to the matters set forth above, hereby forever and fully releases, acquits, and forever discharges the BBMD Parties, from any and all claims, demands, actions, causes of action, suits, liens, debts, obligations, promises, agreements, costs,

damages, liabilities, and judgments of any kind, nature, or amount whether in law or equity, whether known or unknown, anticipated or unanticipated, liquidated or unliquidated, including any and all claimed or unclaimed compensatory damages, consequential damages, interest, costs, expenses and fees (including reasonable or actual attorneys' fees) which were or could have been raised in, arise out of, relate (directly or indirectly) to, any of the matters or transactions referenced in this Agreement (including but not limited to the SHRG-BBMD Disputes).

12.2 Exception. The foregoing provisions of Section 12.1 shall not apply to any claims related to the breach of this Agreement.

13. MMI Release Of SHRG And Affiliates.

13.1 Full And Final Release. In consideration of the accommodations made by SHRG herein and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged by MMI, upon the Effective Date of this Agreement, MMI, on its own behalf and on behalf of any and all other related entities or persons claiming an interest in or through MMI related to the matters set out in this Agreement, hereby forever and fully releases, acquits, and forever discharges SHRG and the SHRG Parties from any and all claims, demands, actions, causes of action, suits, liens, debts, obligations, promises, agreements, costs, damages, liabilities, and judgments of any kind, nature, or amount whether in law or equity, whether known or unknown, anticipated or unanticipated, liquidated or unliquidated, including any and all claimed or unclaimed compensatory damages, consequential damages, interest, costs, expenses and fees (including reasonable or actual attorneys' fees) which were or could have been raised in, arise out of, relate (directly or indirectly) to, the matters and transactions described in this Agreement.

13.2 Scope Of Released Parties. The foregoing provisions of Section 13.1 shall include SHRG, its subsidiaries, subsidiary affiliates, other affiliates, partners, agents and investors.

13.3 Exception. The foregoing provisions of Section 13.1 shall not apply to any claims related to the breach of this Agreement.

14. SHRG Release Of MMI And Affiliates.

14.1 Full And Final Release. In consideration of the accommodations made by MMI herein and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged by SHRG, upon the Effective Date of this Agreement, SHRG and the SHRG Parties hereby forever and fully release, acquit, and forever discharge MMI and its agents, heirs, successors, assigns, and affiliates, insurers, investors, accountants and attorneys (individually and collectively, the "**MMI Parties**"), from any and all claims, demands, actions, causes of action, suits, liens, debts, obligations, promises, agreements, costs, damages, liabilities, and judgments of any kind, nature, or amount whether in law or equity, whether known or unknown, anticipated or unanticipated, liquidated or unliquidated, including any and all claimed or unclaimed compensatory damages, consequential damages, interest, costs, expenses and fees (including reasonable or actual attorneys' fees) which were or could have been raised in, arise

out of, relate (directly or indirectly) to, the matters and transactions described in this Agreement.

14.2 <u>Exception</u>. The foregoing provisions of <u>Section 14.1</u> shall not apply to any claims related to the breach of this Agreement.

15. <u>BBMD Release Of MMI And Affiliates.</u>

15.1 <u>Full And Final Release</u>. In consideration of the accommodation made by MMI herein and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged by BBMD, upon the Effective Date of this Agreement, BBMD and the BBMD Parties hereby forever and fully release, acquit, and forever discharge MMI and the MMI Parties, from any and all claims, demands, actions, causes of action, suits, liens, debts, obligations, promises, agreements, costs, damages, liabilities, and judgments of any kind, nature, or amount whether in law or equity, whether known or unknown, anticipated or unanticipated, liquidated or unliquidated, including any and all claimed or unclaimed compensatory damages, consequential damages, interest, costs, expenses and fees (including reasonable or actual attorneys' fees) which were or could have been raised in, arise out of, relate (directly or indirectly) to, the matters and transactions described in this Agreement.

15.2 <u>Exception</u>. The foregoing provisions of <u>Section 15.1</u> shall not apply to any claims related to the breach of this Agreement.

16. <u>MMI Release Of BBMD And Affiliates.</u>

16.1 <u>Full And Final Release</u>. In consideration of the accommodations made by BBMD herein and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged by MMI, upon the Effective Date of this Agreement, MMI, on its own behalf and on behalf of any and all other related entities or persons claiming an interest in or through MMI related to the matters set out in this Agreement, hereby forever and fully releases, acquits, and forever discharges BBMD and the BBMD Parties, from any and all claims, demands, actions, causes of action, suits, liens, debts, obligations, promises, agreements, costs, damages, liabilities, and judgments of any kind, nature, or amount whether in law or equity, whether known or unknown, anticipated or unanticipated, liquidated or unliquidated, including any and all claimed or unclaimed compensatory damages, consequential damages, interest, costs, expenses and fees (including reasonable or actual attorneys' fees) which were or could have been raised in, arise out of, relate (directly or indirectly) to, the matters and transactions described in this Agreement.

16.2 <u>Scope Of Released Parties</u>. The foregoing provisions of <u>Section 16.1</u> shall include BBMD, its subsidiaries, subsidiary affiliates, other affiliates, partners, agents and investors, asserted by any party.

16.3 <u>Exception</u>. The foregoing provisions of <u>Section 16.1</u> shall not apply to any claims related to the breach of this Agreement.

17. WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542.

17.1 To the extent, and in the event, that California law applies to any of the release provisions set out in this Agreement, the Parties hereto acknowledge familiarity with the provisions of California Civil Code, Section 1542 which provides as follows:

> **A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.**

17.2 With respect to this Agreement, California Civil Code, Section 1542, as well as the provisions of all comparable, equivalent, or similar statutes or principles of common law, are hereby and voluntarily waived by the Parties with respect to the Released Claims, and the Parties acknowledge that this waiver is an essential and material term of this Agreement.

18. VOTING AGREEMENT.

18.1 BBMD and MMI agree that, with respect to any shares of SHRG stock now or hereinafter owned or controlled by BBMD and/or MMI, BBMD and MMI will vote on, and consent to, all matters submitted to the stockholders of the Company (whether in connection with an Annual Meeting or Special Meeting of the Stockholders) in any and all matters as directed, in writing, by the Board of Directors of SHRG. The provisions of this Section 18.1 shall constitute a binding, non-revocable voting agreement (subject only to the termination provisions set out in Section 18.2, below) (the "**Voting Agreement**").

18.2 This Voting Agreement shall remain in effect until midnight on August 31, 2020, at which time this Section 18 shall expire.

19. SHRG SEC FILINGS.

19.1 GENERAL OBLIGATION. SHRG shall prepare, within thirty (30) days of the Effective Date, an appropriate disclosure to all regulatory agencies including but not limited to the United States Securities Exchange Commission ("**SEC**") regarding the subject matter of this Agreement.

19.2 SCOPE OF FILINGS AND REPORTING. The Parties acknowledge and agree that the SEC Rules and Regulations (the "**SEC Rules**") may require SHRG to report the transactions described in this Agreement to the SEC by means of a Form 8-K filing (the "**8-K Filing**"). The Parties further acknowledge and agree that in the event a Form 8-K filing is not warranted under the SEC Rules, as may be determined by SEC counsel to SHRG, then the reporting of this Agreement (and the transactions described herein) will be effected pursuant to a Form 10-Q filing (the "**10-Q Filing**"). Provided, however, SHRG reserves the right to address this matter as

a "subsequent event" reporting item, as is mandated by the SEC Rules, due to the fact that the SHRG-BBMD Disputes have been previously reported in SHRG's SEC filings.

19.3 <u>PROHIBITION.</u> The Parties shall not undertake any action or effect any filing or disclosure contrary to such SEC Filing.

20. <u>DISMISSAL OF NEVADA LAWSUITS WITH PREJUDICE.</u> The attorneys for SRHG shall file a Notice of Nonsuit of the actions as defined as case number A-19-802861-B & A-20-811265-C (the "**Actions**"), with prejudice, and any other documents required to obtain the dismissal with prejudice of the Actions and claims alleged in the SHRG-BBMD Disputes. Such lawsuit dismissal documents shall be filed with the applicable Nevada Court no later than thirty (30) days from the date of the full execution of this Agreement (and SHRG shall cause a copy of same to be contemporaneously provided to the other Parties).

21. <u>SETTELEMENT IS FINAL.</u> This Agreement is final. It binds the Parties hereto for past, present, and future claims arising out of, related to, or any way connected with the matters described in this Agreement. This Agreement also applies to any damages or losses asserted by any of the Parties relating to the matters described in this Agreement, including claims, damages and losses about which the Parties do not now know, or that do not now exist.

22. <u>AMBIGUITIES OR UNCERTAINTIES.</u>

22.1 <u>GENERAL UNDERSTANDING.</u> This Agreement, and the documents referred to herein, and any ambiguities or uncertainties herein or therein, shall be equally and fairly interpreted and construed without reference to the identity of the Party or Parties preparing this document or the documents referred to herein, on the express understanding and agreement that the Parties participated equally in the negotiations and preparation of the Agreement and the documents referred to herein, or have had equal opportunity to do so.

22.2 <u>SPECIFIC APPLICATION REGARDING CALIFORNIA LAW.</u> To the extent that California law is deemed to apply to the subject matter or terms and conditions of this Agreement, in any way, the Parties hereby waive the benefit of California Civil Code, Section 1654, and any successor or amended statute, providing that in cases of uncertainty, language of a contract should be interpreted most strongly against the party who caused the uncertainty to exist.

23. <u>OWNERSHIP OF CLAIMS.</u> Each of the Parties hereto represent and warrant to each other that such Party is the legal and equitable owner and holder of all claims and causes of action which have been alleged or asserted against the other Parties (as described in this Agreement or otherwise) and those which are being released by this Agreement, and that no Party to this Agreement has transferred, assigned, conveyed or pledged all or any such rights, claims or causes of action to any other person or entity.

24. <u>MISCELLANEOUS PROVISIONS.</u>

24.1 <u>GOVERNING LAW.</u> This Agreement shall be governed by the internal laws (and not the laws relating to conflicts of laws) of the State of Nevada, except to the extent that the same may be superseded by Federal law.

24.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

24.3 BREACH. Should any Party breach any part of this Agreement, and litigation ensue, the Parties agree that the prevailing Party shall be entitled to its reasonable attorneys' fees and costs in prosecuting or defending its claims.

24.4 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but in the event that any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

24.5 FURTHER ACTS. The Parties agree to perform any and all such further and additional acts and execute and deliver any and all such further and additional instruments and documents as may be reasonably necessary in order to carry out the provisions and effectuate the intent of this Agreement.

24.6 MODIFICATION. Any modification of this Agreement must be in writing and agreed to by all Parties.

24.7 AUTHORITY. Each Party hereto represents and warrants that such Party has full authority to execute this Agreement and bind to this Agreement its respective partners, trustees, beneficiaries, remaindermen, directors, officers, employees, agents, advisors, attorneys, successors, assigns and personal representatives.

24.8 RECITALS. The Recitals in the "Whereas" clauses set forth above are incorporated herein word for word and made a part of this Agreement for all purposes.

24.9 ENTIRE AGREEMENT. With the exception of the Other Agreements described in Section 4.4 above, this Agreement supersedes all prior agreements, understandings, and communications between the Parties, whether written or oral, express or implied, relating to the subject matter of this Agreement. This Agreement is intended as a complete and final expression of the terms of the agreement between the Parties as to the subject matter discussed in this Agreement and may not be changed or subject to change orally. The Parties further agree and acknowledge that neither they, nor anyone acting on their behalf, made any inducements, agreements, promises, nor representations other than those set forth in this Agreement.

24.10 DEFINITION OF PARTY OR PARTIES. Any reference to a "**Party**" under this Agreement shall mean the applicable of SHRG (and its subsidiaries), BBMD (including Jones), and MMI, as the context so requires. Any references to the "**Parties**" under this Agreement shall mean the aggregate of BBMD (including Jones), MMI and SHRG (and its subsidiaries).

24.11 <u>CONFIDENTIALITY</u>.

23.11.1 The Parties acknowledge and agree that the terms of this Agreement and any discussions or communications in negotiation of this Agreement (the "**Information**") are strictly confidential.

23.11.2 MMI, on behalf of itself and its agents, representatives, attorneys, and/or other person(s) acting on its behalf, further acknowledges and agrees to not discuss, divulge or otherwise communicate any aspect of this Agreement to any third party, unless disclosure is required by court order.

23.11.3 Jones, on behalf of himself and his agents, representatives, attorneys, and/or other person(s) acting on his behalf, further acknowledges and agrees to not discuss, divulge or otherwise communicate any aspect of this Agreement to any third party, unless disclosure is required by court order.

23.11.4 BBMD, on behalf of itself and its agents, representatives, attorneys, and/or other person(s) acting on its behalf, further acknowledges and agrees to not discuss, divulge or otherwise communicate any aspect of this Agreement to any third party, unless disclosure is required by court order.

23.11.5 Notwithstanding the foregoing provision, the Parties may disclose the Information to their respective agents, representatives, attorneys, and accountants for their own internal use.

23.11.6 Notwithstanding the foregoing provisions, SHRG may further: (i) disclose the Information and other matters regarding the subject matter of this Agreement and (ii) make such announcements as SHRG may elect to its employees and Distributors, as well as any other third parties, in any medium or forum as SHRG may elect, including but not limited to various regulatory and governmental agencies in order to comply with applicable law, including but not necessarily limited to the U.S. Securities Exchange Commission.

23.12 <u>EFFECTIVE DATE</u>. For purposes of this Agreement, the term "**Effective Date**" shall mean the date of full execution of this Agreement by all parties thereto.

23.13 <u>THIRD PARTY BENEFICIARY</u>. VST shall be deemed a third-party beneficiary for purposes of <u>Sections 1.3, 3.5, 3.6, 4.5, 4.6</u> and <u>6.</u> of this Agreement. Except for the Parties and VST, no other entity or person shall have any rights or obligations under, or pursuant to, this Agreement.

THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK.
SIGNATURE PAGES ARE SET OUT BELOW.



CALIFORNIA ACKNOWLEDGMENT CIVIL CODE § 1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Los angeles }

On July 22, 2020 before me, Jordyn Jackson/Notary Public
Date — Here Insert Name and Title of the Officer

personally appeared Kenyatto Montez Jones
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

JORDYN LEONA JACKSON
Notary Public - California
Los Angeles County
Commission # 2207891
My Comm. Expires Jul 29, 2021

Place Notary Seal and/or Stamp Above

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature]
Signature of Notary Public

OPTIONAL

Completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document: ______

Document Date: ______ Number of Pages: ______

Signer(s) Other Than Named Above: ______

Capacity(ies) Claimed by Signer(s)

Signer's Name: ______
☐ Corporate Officer – Title(s): ______
☐ Partner – ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ______
Signer is Representing: ______

Signer's Name: ______
☐ Corporate Officer – Title(s): ______
☐ Partner – ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ______
Signer is Representing: ______

CALIFORNIA ACKNOWLEDGMENT CIVIL CODE § 1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Los Angeles }

On July 22, 2020 (Date) before me, Jordyn Jackson/Notary Public (Here Insert Name and Title of the Officer)

personally appeared Kenyatto Montez Jones/Bear Bull Market Dividends, Inc (Name(s) of Signer(s))

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

JORDYN LEONA JACKSON
Notary Public - California
Los Angeles County
Commission # 2207891
My Comm. Expires Jul 29, 2021

Place Notary Seal and/or Stamp Above

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature]
Signature of Notary Public

OPTIONAL

Completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document: ______

Document Date: ______ Number of Pages: ______

Signer(s) Other Than Named Above: ______

Capacity(ies) Claimed by Signer(s)

Signer's Name: ______
☐ Corporate Officer – Title(s): ______
☐ Partner – ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ______
Signer is Representing: ______

Signer's Name: ______
☐ Corporate Officer – Title(s): ______
☐ Partner – ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ______
Signer is Representing: ______

CALIFORNIA ACKNOWLEDGMENT

CIVIL CODE § 1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Los Angeles }

On July 22, 2020 before me, Jordyn Jackson/Notary Public
Date Here Insert Name and Title of the Officer

personally appeared Jason Caramanis/mum mafia Inc
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

JORDYN LEONA JACKSON
Notary Public - California
Los Angeles County
Commission # 2207891
My Comm. Expires Jul 29, 2021

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature]
Signature of Notary Public

Place Notary Seal and/or Stamp Above

OPTIONAL

Completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document: ______

Document Date: ______ Number of Pages: ______

Signer(s) Other Than Named Above: ______

Capacity(ies) Claimed by Signer(s)

Signer's Name: ______
☐ Corporate Officer – Title(s): ______
☐ Partner – ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ______
Signer is Representing: ______

Signer's Name: ______
☐ Corporate Officer – Title(s): ______
☐ Partner – ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ______
Signer is Representing: ______

Exhibit "A"

SECURITIES ESCROW AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date set out above.

Sworn and subscribed before me on July 22, 2020 by John "JT" Thatch.

State of TEXAS
County of COLLIN

JULIA ROSA BARRERA
Notary ID #131928985
My Commission Expires
March 13, 2023

Julia Rosa Barrera
Notary Public
State of Texas

SHRG:

SHARING SERVICES GLOBAL CORPORATION,
a Nevada corporation

By: [signature]
Printed Name: JOHN "JT" THATCH
Title: CEO

MMI:

MLM MAFIA, INC.,
a Nevada corporation

By: [signature]
Printed Name: JASON CARAMANIS
Title: President

BBMD:

BEAR BULL MARKET DIVIDENDS, INC. a/k/a BULL BEAR MARKET DIVIDENDS, INC.,
a Nevada corporation

By: [signature]
Printed Name: Kenyatto M Jones
Title: President

JONES:

[signature]
Kenyatto Montez Jones